UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2020

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code
(858) 550-1900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On October 14, 2020, Evofem Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Adjuvant Global Health Technology Fund, L.P., and Adjuvant Global Health Technology Fund DE, L.P. (together, the “Purchasers” and each a “Purchaser”), pursuant to which the Company sold unsecured convertible promissory notes in aggregate principal amount of $25 million of (the “Notes”) in a private placement (the “Private Placement”) closing on the same date as the date of the Purchase Agreement, October 14, 2020 (the “Closing Date”). Unless otherwise converted or pre-paid in accordance with their terms, the Notes will mature on the fifth anniversary of the Closing Date. The Notes may be prepaid at the option of the Company and/or will become payable at the option of the Purchasers in connection with certain Company change of control transactions. Until prepaid or converted, outstanding balances under the Notes will accrue interest at a rate of 7.5% per annum, and accrued interest will accrete on a quarterly basis in arrears to the outstanding balances of the Notes. The Notes are subordinate and junior in right of payment to the senior secured promissory notes issued pursuant to that certain Securities Purchase and Security Agreement, dated April 23, 2020, by and between the Company, its wholly owned subsidiaries as guarantors, certain affiliates of Baker Bros. Advisors LP as purchasers, and Baker Bros. Advisors LP, as designated agent.
The Notes are convertible, subject to customary 4.99% and 19.99% beneficial ownership limitations, into shares of the Company’s common stock, par value $0.0001 per share, at any time at the option of the Purchasers at a conversion price of $3.65 per share (the “Conversion Price”). To the extent not previously prepaid or converted, the Notes will automatically convert into shares of the Company’s common stock at the Conversion Price immediately following the earliest of the time at which the (i) 30-day value-weighted average price of the Company’s common stock is $10.00 per share, or (ii) Company achieves cumulative net sales from the sales of PhexxiTM (lactic acid, citric acid, and potassium bitartrate) of $100,000,000, provided such net sales are achieved prior to July 1, 2022.
The Notes and the shares of common stock issuable upon conversion of the Notes (the “Underlying Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Purchasers acquired the securities for investment and acknowledged that each is an accredited investor as defined by Rule 501 under the Securities Act. The Notes and Underlying Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. Neither this Current Report on Form 8-K nor any of its exhibits is an offer to sell or the solicitation of an offer to buy any securities described in this Current Report on Form 8-K.
Pursuant to the Purchase Agreement, the Company covenants that by no later than June 30, 2022 the Company shall have recognized cumulative net sales from the sales of Phexxi of at least $100.0 million, determined in accordance with U.S. generally accepted accounting principles. In addition, the Purchase Agreement includes customary covenants, representations and warranty provisions for agreements of its kind.
Registration Rights Agreement
In connection with the sale and issuance of the Notes, on October 14, 2020, the Company and the Purchasers entered into a Registration Rights Agreement (the “Adjuvant Registration Rights Agreement”), pursuant to which the Company agreed, subject to Purchaser demand and conversions of the Notes in amounts of at least $5 million, to register Underlying Shares for resale within the 30 day period following their issuance. The Registration Rights Agreement includes customary covenants, representations, warranties and indemnification provisions for agreements of its kind.
Side Letter Agreement
In connection with the Purchase Agreement, on October 14, 2020, the Company, Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P. entered into a Global Health Access Agreement Letter Agreement (the “Adjuvant Side Letter”), pursuant to which the Company agreed to certain global access covenants and cooperative procedures designed to make Phexxi and the Company’s EVO100 product candidate, subject to appropriate regulatory approvals, available to public health programs and private purchasers in Low and Middle Income Countries (as such terms are defined by the World Bank, such countries each an “LMIC”, and collectively, “LMICs”). These global access commitments became effective as of the Closing Date and will remain in effect for the 10 year period following the Closing Date. In addition, the Company agreed to use the proceeds from the sale of the Notes for (i) the clinical development of EVO100 for prevention of sexually transmitted infections, (ii) cost of goods sold-reduction efforts for Phexxi, including the transfer of manufacturing operations to a clinical manufacturing organization located outside of the United States, and (iii) LMIC regulatory matters and market entry activities. The Adjuvant Side Letter also contains covenants, provisions and other terms customary for agreements of its kind.
The foregoing summaries of the Securities Purchase Agreement, the Notes, the Adjuvant Registration Rights Agreement and the Adjuvant Side Letter do not purport to be complete and are qualified in their entirety by reference to the documents attached hereto as exhibits 10.1, 10.2, 10.3, and 10.4, respectively. The representations, warranties and covenants made by the Company in these agreements were made solely for the benefit of the parties to these agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to any other persons or investors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities
To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01.	Other Events.
On October 15, 2020, the Company issued a press release attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*
Securities Purchase Agreement, dated as of October 14, 2020, by and between Evofem Biosciences, Inc., Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P., as purchasers.

10.2	Form of Convertible Promissory Note.
10.3*
Registration Rights Agreement, dated as of October 14, 2020, by and between Evofem Biosciences, Inc., Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P., as investors.

10.4†	Letter Agreement, dated as of October 14, 2020, by and between Evofem Biosciences, Inc., Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P.
99.1	Press Release dated October 15, 2020.

*
Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

†
Pursuant to Item (6)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: October 15, 2020	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer